As filed with the Securities and Exchange Commission on December 15, 2006
                        Registration No. 333-___________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              CYBERLUX CORPORATION
             (Exact name of registrant as specified in its charter)



             Nevada                                    91-2048178
   ---------------------------------         ---------------------------------
     (State or other jurisdiction            (IRS Employer Identification No.)
   of incorporation or organization)

                        4625 Creekstone Drive, Suite 100
                             Research Triangle Park
                          Durham, North Carolina 27703
               (Address of principal executive offices) (Zip Code)

                             COMPENSATION AGREEMENT
                              (Full title of Plan)

                    Donald F. Evans, Chief Executive Officer
                              Cyberlux Corporation
                        4625 Creekstone Drive, Suite 100
                             Research Triangle Park
                          Durham, North Carolina 27703
                     (Name and address of agent for service)

                                 (919) 474-9700
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                      Proposed        Proposed
Title of                              Maximum         Maximum
Securities           Amount           Offering        Aggregate    Amount of
to be                to be            Price           Offering     Registration
Registered           Registered       Per Share(1)    Price(1)     Fee
----------           -----------      ------------    ----------   -----------
Common Stock,        1,450,000         $0.035          $50,750     $5.43
par value $.001
--------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on December 11, 2006.

                                     PART I

Item 1. Plan Information.

The documents containing the information specified in Item 1 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in
Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

                    Donald F. Evans, Chief Executive Officer
                              Cyberlux Corporation
                        4625 Creekstone Drive, Suite 100
                             Research Triangle Park
                          Durham, North Carolina 27703
                                 (919) 474-9700

                                    PART II.

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

o Reference is made to the Registrant's annual report on Form 10-KSB for the year ended December 31, 2005, as filed with the SEC on April 19, 2006, which is hereby incorporated by reference.

o Reference is made to the Registrant's quarterly report on Form 10-QSB, for the quarter ended March 31, 2006, as filed with the SEC on May 11, 2006, which is hereby incorporated by reference.

o Reference is made to the Registrant's quarterly report on Form 10-QSB for the quarter ended June 30, 2006, as filed with the SEC on August 14, 2006, which is hereby incorporated by reference.

o Reference is made to the Registrant's quarterly report on Form 10-QSB for the quarter ended September 30, 2006, as filed with the SEC on November 14, 2006, which is hereby incorporated by reference.

o Reference is made to the description of the Registrant's common stock as contained in its Registration Statement on Form SB-2, filed with the Commission on September 19, 2006, including all amendments and reports filed with the Commission for the purpose of updating such description.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Certain legal matters in connection with this registration statement will be passed upon for the Registrant by Sichenzia Ross Friedman Ference LLP, New York, New York. Certain members or employees of Sichenzia Ross Friedman Ference LLP will receive 1,450,000 shares of common stock of the Registrant under this registration statement to be issued as compensation for legal services performed on behalf of the Registrant.

Item 6. Indemnification of Directors and Officers.

Our articles of incorporation limit the liability of directors to the maximum extent permitted by law. Our bylaws provide that we shall indemnify our officers and directors to the fullest extent provided by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the Act) may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

        Exhibit        Description
         5.1           Opinion of Sichenzia Ross Friedman Ference LLP
        10.1           Compensation Agreement with Michael Ference
        23.1           Consent of Sichenzia Ross Friedman Ference LLP is
                       included in Exhibit 5.1
        23.2           Consent of Russell Bedford Stefanou Mirchandani LLP

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of an amendment to a filing on Form S-8 and authorized this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina on December 15, 2006.


                              CYBERLUX CORPORATION

                     By: /s/ DONALD F. EVANS
                         -----------------------------------------
                         Donald F. Evans, Chief Executive
                         Officer, Principal Executive Officer and
                         Chairman of the Board of Directors

                     By: /s/ DAVID D. DOWNING
                         -----------------------------------------
                         David D. Downing, Chief Financial
                         Officer, Principal Financial Officer and
                         Principal Accounting Officer


In accordance with the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated:


SIGNATURE                           TITLE                                 DATE

/s/ DONALD F. EVANS                 Chief Executive Officer (Principal    December 15, 2006
--------------------------------    Executive Officer) and Chairman of
    Donald F. Evans                 the Board of Directors

/s/ DAVID D. DOWNING                Chief Financial Officer (Principal    December 15, 2006
--------------------------------    Financial Officer and Principal
    David D. Downing                Accounting Officer)

/s/ MARK D. SCHMIDT                 President, Chief Operating Officer    December 15, 2006
--------------------------------    and Director
    Mark D. Schmidt

/s/ JOHN W. RINGO                   Secretary, Corporate Counsel          December 15, 2006
--------------------------------    and Director
    John W. Ringo

/s/ ALAN H. NINNEMAN                Senior Vice President and Director    December 15, 2006
--------------------------------
    Alan H. Ninneman

EXHIBIT 5.1

                       SICHENZIA ROSS FRIEDMAN FERENCE LLP
                           1065 AVENUE OF THE AMERICAS
                               NEW YORK, NY 10018
                        TEL 212 930 9700 FAX 212 930 9725
                                  WWW. SRFF.COM

                                                               December 15, 2006

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission
100 F Street, N.E.
Washington, CC 20549

Re: Cyberlux Corporation

Ladies and Gentlemen:

We refer to the registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by Cyberlux Corporation, a Nevada corporation (the "Company"), with the Securities and Exchange Commission on December 15, 2006.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that the securities being registered to be sold pursuant to the Registration Statement are duly authorized and will be, when sold in the manner described in the Registration Statement, legally and validly issued, and fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,



                    /s/ Sichenzia Ross Friedman Ference  LLP
                    ----------------------------------------
                    Sichenzia Ross Friedman Ference LLP

EXHIBIT 10.1

                             COMPENSATION AGREEMENT

This Compensation Agreement is dated as of December 12, 2006 among Cyberlux Corporation, a Nevada corporation (the "Company"), and Michael H. Ference ("Consultant").

      WHEREAS, the Company has requested the Consultant to provide the Company with legal services in connection with their business, and the Consultant has agreed to provide the Company with such legal services; and

      WHEREAS, the Company wishes to compensate the Consultant with shares of its common stock for such services rendered;

      NOW THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

1. The Company will issue up to 1,450,000 shares of the Company's common stock, par value $.001 per share, to the Consultant subsequent to the filing of a registration statement on Form S-8 with the Securities and Exchange Commission registering such shares, as set forth in Section 2 below. The shares to be issued shall represent consideration for legal services to be performed by the Consultant on behalf of the Company.

2. The above compensation shall be registered using a Form S-8. The Company shall file such Form S-8 with the Securities and Exchange Commission within 30 days of the execution of this agreement.

      IN WITNESS WHEREOF, this Compensation Agreement has been executed by the Parties as of the date first above written.

                               CYBERLUX CORPORATION

                               /s/ DONALD F. EVANS
                               ------------------------------
                               Donald F. Evans
                               Chief Executive Officer

                               MICHAEL FERENCE

                               /s/ MICHAEL FERENCE
                               ------------------------------
                               Michael Ference

EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

TO:   Cyberlux Corporation

        As independent certified public accountants, we hereby consent to the inclusion in the Form S-8 Registration Statement of our report, which includes an explanatory paragraph regarding substantial doubt about the Company's ability to continue as a going concern, dated March 16, 2006 relating to the financial statements of Cyberlux Corporation and to the reference to our Firm under the caption "Experts" appearing in the Prospectus.


                        /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                        ----------------------------------------------------
                        Russell Bedford Stefanou Mirchandani LLP


New York, New York
December 15, 2006